UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2005

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01        Entry into a Material Definitive Agreement.

Employment Agreements.  Effective as of May 25, 2005, PFF Bank & Trust (the "Bank") and PFF Bancorp, Inc. (the "Bancorp") entered into amended and restated employment agreements with Larry M. Rinehart, President and Chief Executive Officer of the Bank and the Bancorp, Kevin McCarthy, Senior Executive Vice President of the Bancorp and Senior Executive Vice President and Chief Operating Officer of the Bank, and Gregory C. Talbott, Executive Vice President, Chief Financial Officer and Treasurer of the Bank and the Bancorp.  The employment agreements provide for a three-year term for the executives.  The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of each executive.  The terms of the Bancorp employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Bancorp.  The agreements provide that each executive's base salary will be reviewed annually.  The annual base salaries for Messrs. Rinehart, McCarthy and Talbott for the current fiscal year are $396,822, $264,534 and $251,326, respectively.  In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination for cause as defined in the agreements at any time.  In the event the Bank or the Bancorp chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation upon: (i) failure to re-elect the executive to his current office(s); (ii) a material change in the executive's functions, duties or responsibilities; (iii) a relocation of the executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the executive; (v) liquidation or dissolution of the Bank or the Bancorp or (vi) a breach of the agreement by the Bank or the Bancorp, the executive or, in the event of the executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive and the contributions that would have been made on the executive's behalf to any employee benefit plans during the remaining term of the agreement.  The Bank and the Bancorp would also continue, and pay for, the executive's life, health and disability coverage for the remaining term of the agreement.

Under the agreements, if a voluntary or involuntary termination, other than for cause, follows a change in control of the Bank or the Bancorp (as defined in the employment agreement) within ninety days of such change in control, the executive or, in the event of the executive's death, his beneficiary, would be entitled to a severance payment equal to three times the average of the three preceding taxable years' annual compensation.  The Bank and the Bancorp would also continue, and pay for, the executive's life, health, and disability coverage for thirty-six months.

Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of a 20% excise tax on the recipient and denial of the deduction for such excess amounts to the Bank and the Bancorp.  Under the Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, the Bancorp would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that he or she would have retained if there were no 20% excise tax.  The effect of this provision is that the Bancorp, rather than the executive, bears the financial cost of the excise tax. Neither the Bancorp nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.  All payments under these agreements are conditioned on the executive releasing the Bank and the Bancorp from any causes of action against the Bank or the Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of the Bank and the Bancorp.

Payments to the executive under the Bank employment agreements will be guaranteed by the Bancorp in the event that payments or benefits are not paid by the Bank.  Payment under the Bancorp employment agreements would be made by Bancorp.  All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or the Bancorp, respectively, if the executive is successful pursuant to a legal judgment, arbitration or settlement.  The employment agreements also provide that the Bank and the Bancorp shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

Copies of the Form of PFF Bancorp, Inc. and PFF Bank & Trust employment agreements are attached as exhibits 10.1 and 10.2, respectively.

Termination and Change in Control Agreements.  Effective as of May 25, 2005, the Bank and the Bancorp have entered into parallel two-year termination and change in control agreements with Gilbert F. Smith, Senior Vice President and General Counsel of the Bank and Bancorp, Robert L. Golish, Senior Vice President, Senior Counsel and Chief Information Officer of the Bank, Jerald W. Groene, Senior Vice President and Chief Lending Officer of the Bank, and Lynda Scullin, Senior Vice President and Branch Administrator of the Bank, as well as four other officers of the Bank, the Bancorp and their affiliates.

Commencing on the first anniversary date and continuing on each anniversary thereafter, the change in control agreements with the Bank may be renewed by the Board of Directors of the Bank for an additional year.  The terms of the Bancorp change in control agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Bancorp. The change in control agreements provide that in the event a voluntary or involuntary termination, other than for cause, follows a change in control of the Bank or the Bancorp, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two times the officer's average annual compensation (including employer contributions to benefit plans) for the three years preceding such termination.  The Bank or the Bancorp would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) months from the date of termination.  Payments to the officer under the Bank change in control agreements will be guaranteed by the Bancorp in the event that payments or benefits are not paid by the Bank.

The change in control agreements also provide for a severance payment in the event of an involuntary termination of the officer other than in a change in control, except for cause.  The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service (rounded up to the next whole year of service in the case of partial years) up to a maximum of one-hundred and four weeks with a minimum payment of twenty-six weeks. All payments under these agreements are conditioned on the officer releasing the Bank and the Bancorp from any causes of action against the Bank or the Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of the Bank and the Bancorp.

Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Code for the officers, resulting in the imposition of a 20% excise tax on the recipient and denial of the deduction for such excess amounts to the Bank and the Bancorp.  Under the Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, the Bancorp would reimburse the officer for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the officer will retain approximately the same net-after tax amounts under the officer that he or she would have retained if there were no 20% excise tax.   The effect of this provision is that the Bancorp, rather than the officer, bears the financial cost of the excise tax.  Neither the Bancorp nor the Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

Copies of the Form of PFF Bancorp, Inc. and PFF Bank & Trust termination and change in control agreements are attached as exhibits 10.18 and 10.19, respectively.

Item 9.01        Financial Statements and Exhibits

      (c)              Exhibit No.        Description

                       10.01                Form of PFF Bancorp, Inc. Employment Agreement

                       10.02                Form of PFF Bank & Trust Employment Agreement

                       10.18                Form of PFF Bancorp, Inc. Termination and Change in Control Agreement

                       10.19                Form of PFF Bank & Trust Termination and Change in Control Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President and Chief Financial Officer
Date: May 31, 2005